Tupperware Brands Corporation Reports Third Quarter 2022 Financial Results
Turnaround Plan Continues; Retail Expansion in North America

Orlando, FL - November 2, 2022 - Tupperware Brands Corporation (NYSE: TUP), a leading global consumer products company, today reported operating results for the third quarter ended September 24, 2022.

Third Quarter 2022 Financial Summary

•Net sales were $302.8 million, a decrease of 20% year over year (or 14% on a constant currency basis), compared to $376.9 million in the prior year period
•Gross profit was $196.6 million, or 64.9% of net sales, compared to $247.9 million, or 65.8% of net sales, in the prior year period
•(Loss) income from continuing operations was $(3.8) million, compared to $60.4 million in the prior year period
•Diluted (loss) earnings per share from continuing operations was $(0.09), compared to $1.14 in the prior year period
•Adjusted diluted earnings per share (non-GAAP) from continuing operations was $0.14, compared to $1.19 in the period year period
•Adjusted EBITDA (non-GAAP, per debt covenant)1 from continuing operations was $29.9 million, compared to $77.7 million in the prior year period
•Consolidated Net Leverage Ratio (non-GAAP) was 4.17, within the 4.5 debt covenant limit for the quarter

The Company continues to implement its Turnaround Plan; fixing the core, right sizing the business, divesting non-core assets and opening new channels of distribution. “While we are excited to expand the Tupperware ecosystem to have some of our products available at a major US retailer early in the fourth quarter, we faced internal and external challenges in the third quarter that eroded our business economics,” said Miguel Fernandez, President and Chief Executive Officer of Tupperware Brands. We experienced decelerating top line trends in Asia Pacific and North America, and continuing declines in Europe given ongoing geopolitical tensions and the difficult macroeconomic environment there. These trends were partially offset by continued positive sales growth in South America, where pricing actions have more than offset a modest decrease in sales force activity. Additionally, currency headwinds were more than expected given the continued strengthening of the dollar against most major currencies.

“While we continue to make investments that are essential for our turnaround, we remain disciplined to ensure we are focused on meeting our debt covenants, while making decisions that we believe will improve long term profitability,” said Mariela Matute, Chief Financial Officer of Tupperware Brands. “Given the revenue trends year to date, we expect to take additional restructuring actions in the fourth quarter, as well as implementing stringent inventory reduction programs.”

Third Quarter 2022 Operating Results

Total net sales were $302.8 million, a decrease of 20% (or 14% on a constant currency basis) compared to the prior year period. The decrease was driven primarily by lower overall sales force activity, continuing lockdowns in China, lower consumer sentiment in Europe and adverse impact to unit volumes due to price elasticity, partially offset by strength in South America, driven by retention efforts and promotional campaigns, as well as the overall benefit from broad-based price increases taken throughout the year. For detailed performance by region, please refer to the segment tables in the appended exhibit.

Gross profit was $196.6 million, as compared to $247.9 million for the prior year period. Gross margin was 64.9%, as compared to 65.8% for the prior year period. The decrease was driven by lower volumes, higher resin and logistics costs, and country and product mix, partially offset by additional pricing actions taken during the quarter.

Selling, General and Administrative expenses were $175.6 million, a decline of 7.9% from $190.7 million in the prior year. However, it was 740 basis points higher as a percent of sales given the magnitude of the sales declines experienced in the quarter. While the Company believes it is making progress on its right sizing efforts, it continues to make investments in conjunction with the Turnaround Plan, and the Company is also experiencing inflation in its freight and labor costs.

1 “Adjusted EBITDA (non-GAAP, per debt covenant)” is calculated the same way as the non-GAAP measure “Debt covenant EBITDA” that the Company disclosed in its prior earnings releases.
Note: All figures reflect results from continuing operations only. A reconciliation of non-GAAP measures to comparable GAAP measures can be found in the tables included in this release.

(Loss) income from continuing operations was $(3.8) million, as compared to $60.4 million for the prior year period. Diluted (loss) earnings per share from continuing operations was $(0.09), as compared to $1.14 for the prior year period. Adjusted diluted earnings per share from continuing operations (non-GAAP) was $0.14, as compared to $1.19 for the prior year period. The decrease was driven by lower volumes, higher resin costs, logistics costs and tax rate.

Personnel Changes

The Company is pleased to announce that, as part of the next chapter of the Turnaround Plan, Hector Lezama has been promoted to Chief Commercial Officer (CCO) to holistically oversee the Company’s efforts to achieve sustainable growth and profitability. He will be responsible for guiding all commercial activities around the world.

Liquidity and Balance Sheet

Cash balances at the end of the quarter were $103 million, compared to $267 million as of the end of 2021. Total debt was $704.0 million, compared to $684.8 million a year ago. Cash flow from operations was an outflow of $65.8 million year to date driven by an increase in working capital and lower than expected earnings. The Company’s recent credit agreement amendment calls for the maximum leverage ratio to decrease from 4.5x in the third quarter to 4.25x in the following two quarters (the fourth quarter of 2022 and the first quarter of 2023).

The Company has experienced volatility in earnings during the nine months ended September 24, 2022 as it executes the Turnaround Plan and responds to the unpredictability in the market related to recessionary concerns, inflation and COVID lockdowns. As of September 24, 2022, the Company was in compliance with its financial covenants in the First Amendment to the Credit Agreement. Due to the volatility in the Company’s earnings and progressive tightening of the financial covenants in the First Amendment to the Credit Agreement, it is probable that the Company will not be able to maintain compliance with the covenants in its Credit Agreement, including the existing Consolidated Net Leverage Ratio covenant, for the next twelve months, which raises substantial doubt about the Company’s ability to continue as a going concern. The Company is in negotiations with its lenders to amend the Credit Agreement; however, the Company’s ability to amend its covenants, obtain a waiver or otherwise refinance its debt, as well as the timing and terms of any such amendment or refinancing, are dependent upon a number of factors, and there can be no assurance that the Company will be successful in such efforts.

53rd Week

Due to the timing of the Company’s fiscal calendar, 2022 will have 53 weeks as compared to 52 weeks in 2021, which will occur during the last week of the calendar year. The Company expects the extra week in 2022 to contribute an incremental 5% to sales in the fourth quarter and 1% to the full year.

Earnings Conference Call

The Company will host its third quarter 2022 earnings conference call today, November 2, 2022, at 8:30 a.m. ET. A link to the live webcast can be found under the Events and Presentations section of the Company’s Investor Relations page on the Company’s website at https://ir.tupperwarebrands.com. A webcast replay will be made available in the same section of the Company’s Investor Relations website later today.

About Tupperware Brands Corporation

Tupperware Brands Corporation (NYSE: TUP) is a leading global consumer products company that designs innovative, functional and environmentally responsible products that people love and trust. Founded in 1946, Tupperware’s signature container created the modern food storage category that revolutionized the way the world stores, serves and prepares food. Today, this iconic brand has more than 8,500 functional design and utility patents for solution-oriented kitchen and home products. With a purpose to nurture a better future, Tupperware products are an alternative to single-use items. The Company distributes its products into nearly 70 countries primarily through independent representatives around the world. For more information, visit Tupperwarebrands.com or follow Tupperware on Facebook, Instagram, LinkedIn and Twitter.

Forward-Looking Statements

Statements contained in this release that are not historical fact and use predictive words such as "estimates", "outlook", “guidance”, “expect”, “believe", "intend", "designed", "target", "plans", “may”, "will", “are confident” and similar words are forward-looking statements. These forward-looking statements and related assumptions involve risks and uncertainties that could cause actual results and outcomes to differ materially from any forward-looking statements or views expressed herein. These risks and uncertainties include, but are not limited to, the following: the continuing effects of the novel coronavirus (COVID-19) pandemic; the successful execution of the Company’s Turnaround Plan; the effects of inflation on the Company’s business; the sale of the Company’s Nuvo business; the impact of the Russia-Ukraine conflict on the Company’s business; the Company’s ability to ship product to customers on a timely basis, including because of delays caused by its supply chain; the Company’s ability to sustain the same level of growth in net sales and net income that it recorded in the prior quarters; the success of the Company’s efforts to improve its profitability and liquidity position and any capital structure actions that it may take; the Company’s access to, and the costs of, financing and other sources of liquidity and the potential that banks with which the Company maintains lines of credit may be unable to fulfill their commitments; the costs and covenant restrictions associated with the Company’s current credit facility with Wells Fargo Bank, N.A. and the other lenders; the Company’s ability to comply with, or further amend, financial covenants under its credit agreement and its ability to repay or refinance the debt outstanding under its current credit facility and take other actions to address its capital structure, as well as potential downgrades to the Company’s credit ratings; the absence of foreign exchange lines of credit; the potential impact of management's determination that the Company may not be able to continue to operate as a going concern; cyberattacks and ransomware demands that could cause the Company to not be able to operate its systems and/or access or control its data, including private data; the success and timing of growth and turnaround initiatives; leadership development and succession changes; impairment and other charges related to purchase accounting goodwill and restructuring actions; the risk of foreign-currency fluctuations and currency translation impacts on the Company’s business associated with these fluctuations; the Company's ability to engage in hedging transactions (including, without limitation, forwards and swaps) with financial institutions to mitigate risks relating to foreign-currency fluctuations and/or interest rate fluctuations and the possibility that such hedging transactions, even if entered into, are unsuccessful; the risk of changes in cash flow resulting from changes in foreign exchange rates and hedge settlements; uncertainties related to the interpretation of, and regulations under, changes in the U.S. tax law and tax laws and regulations in other countries; the Company’s future tax-planning initiatives; any prospective or retrospective increases in duties on the Company’s products; any adverse results of tax audits or unfavorable changes to tax laws in the Company’s various markets; risk that direct selling laws and regulations in any of the Company’s markets may be modified, interpreted or enforced in a manner that results in negative changes to the Company’s business models or negatively impacts its revenue, sales force or business, including through the interruption of recruiting and sales activities, loss of licenses, imposition of fines, or any other adverse actions or events; unpredictable economic and political conditions and events globally; the success of new product introductions and promotional programs to generate interest among the Company’s sales force and customers and generate selling activities on a sustained basis; success of business-to-business selling arrangements and their timing; success of buyers in obtaining financing or attracting tenants for commercial and residential developments; the timing and success of closing asset sales; risks related to litigation against the Company, including pending securities class action lawsuits filed against the Company and certain of its current and former officers and directors; risks related to accurately predicting, delivering or maintaining sufficient quantities of products to support planned initiatives or launch strategies; governmental approvals of materials for use in the Company’s products; continued competitive pressures for products or sales force in the Company’s markets; and other risks detailed in the Company's periodic reports as filed in accordance with the Securities Exchange Act of 1934, as amended.

The Company updates each month the impact of changes in foreign exchange rates versus the prior year, posting it on Tupperware Brands Foreign Exchange Translation Impact Update available at https://ir.tupperwarebrands.com/financial-information/foreign-exchange-impact. Other than updating for changes in foreign currency exchange rates, the Company does not intend to update forward-looking information.

Non-GAAP Financial Measures

The Company utilizes non-GAAP financial measures in this release, specifically, Adjusted Diluted Earnings Per Share from continuing operations (“Adjusted Diluted Earnings Per Share”), Adjusted EBITDA (non-GAAP, per debt covenant), and Consolidated Net Leverage Ratio, each of which are provided to assist readers' understanding of the Company's results of operations. The Company believes Adjusted Diluted Earnings Per Share is useful as it is used by management in their capital allocation decision process and in discussions with investors, analysts, and other interested parties. This measure is based on a continuing operations basis. Adjusted EBITDA (non-GAAP, per debt covenant) and Consolidated Net Leverage Ratio are useful as they reflect the Company’s liquidity as required under its credit facility. These measures are based on a consolidated basis with the results of both continuing operations and discontinued operations included. These amounts exclude certain items that at times materially impact the comparability of the Company's results of operations. The adjusted information is intended to be indicative of the Company's primary operations, and to assist readers in evaluating performance and analyzing trends across periods by providing what the Company believes is a useful measure for predictive purposes. These results should be considered in addition to, not as a substitute for, results reported in accordance with GAAP.

The non-GAAP financial measures include comparisons related to profit that exclude:

•gains from the sale of property, plant and equipment and other real estate related operations
•insurance settlement gains or significant charges related to casualty losses caused by significant weather events, fires or similar circumstances
•exit or disposal cost obligations related to rationalizing supply chain operations and other re-engineering activities performed to wind-down or significantly restructure businesses, including cumulative translation adjustments recognized in income upon liquidation of operations in a country, asset sales or fixed asset impairments, inventory obsolescence and other operating losses incurred in conjunction with such activities
•certain asset retirement obligations
•pension settlements
•significant discrete impacts of new tax laws upon adoption, including the impact on cumulative deferred taxes from items previously recorded as cumulative translation adjustments
•amortization of definite-lived intangible assets
•non-cash impairment charges related to the carrying value of acquired intangible assets and goodwill
•infrequent costs incurred in connection with a change in capital structure
•the impact from hyper-inflationary economies on net monetary assets and other balance sheet positions that impact near term income
•non-recurring costs associated with the turnaround plan

While these types of events can and do recur periodically, they are not part of the Company’s primary business operations and are excluded from indicated financial information due to their distinction from ongoing business operations, inherent volatility and impact on the comparability of earnings across periods, as amounts recognized in any given period are not indicative of amounts that may be recognized in any particular future period.

Additionally, the Company engages in business to business transactions, in which it sells products to a partner company. Since the level of these sales is volatile from quarter-to-quarter and year-to-year, and is largely independent of the activities of its sales force, the Company at times, in addition to disclosing reported sales, discloses “core” sales amounts and comparisons, which excludes amounts sold under business to business transactions. This illustrates sales results and trends directly associated with activities of its independent sales force. All financial information disclosed and presented includes business to business transactions unless specifically stated as “core” sales or otherwise indicated.

Also, as the impact of changes in exchange rates is an important factor in understanding period-to-period comparisons. The Company believes the presentation of results on a constant currency basis, in addition to reported results, helps improve readers' ability to understand the Company's operating results and evaluate performance in comparison with prior periods. The Company presents constant currency information that compares results between periods as if current period exchange rates had been the exchange rates in the prior period. The Company uses results on a constant currency basis as one measure to evaluate performance and generally refers to such amounts as restated or excluding the impact of foreign currency.

These core sales and constant currency results should be considered in addition to, not as a substitute for, results reported in accordance with GAAP. Core sales and results on a constant currency basis may not be comparable to similarly titled measures used by other companies and are not measures of performance presented in accordance with GAAP.

1 Information included with this release includes references to Adjusted Diluted Earnings Per Share, and covenants under the Company’s credit agreement with Wells Fargo Bank, N.A.: Net Consolidated Leverage Ratio and Adjusted EBITDA (non-GAAP, per debt covenant). The Company uses Adjusted Diluted Earnings Per Share as this measure is used in its capital allocation decision process and in discussions with investors, analysts and other interested parties, while management believes Net Consolidated Leverage Ratio and Adjusted EBITDA (non-GAAP, per debt covenant) are useful to investors as they are used by management to assess the Company’s liquidity. The Company's calculation of its Net Consolidated Leverage Ratio and Adjusted EBITDA (non-GAAP, per debt covenant) is in accordance with its credit agreement, and such calculations, as well as the Company’s calculation of Adjusted Diluted Earnings Per Share, is set forth in the reconciliation from GAAP amounts in an attachment to this release; however, the reader is cautioned that other companies define these measures in different ways, and consequently they may not be comparable with similarly labeled amounts disclosed by others.

Investors: Douglas M. Lane, CFA, douglaslane@tupperware.com, (321) 503-9640
Media: Cameron Klaus, cameronklaus@tupperware.com, (407) 371-9784

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Summary Financial Statements

TUPPERWARE BRANDS CORPORATION
CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(Unaudited)

	13 weeks ended		39 weeks ended
(In millions, except per share amounts)	September 24, 2022	September 25, 2021	September 24, 2022	September 25, 2021
Net sales	$302.8	$376.9	$991.3	$1,207.4
Cost of products sold	106.2	129.0	352.0	380.0
Gross profit	196.6	247.9	639.3	827.4

Selling, general and administrative expense	175.6	190.7	565.9	620.5
Re-engineering charges	4.5	1.8	13.0	9.7
Loss (gain) on disposal of assets	0.7	(1.7)	2.3	(8.9)
Operating income	15.8	57.1	58.1	206.1

Loss on debt extinguishment	—	—	—	8.1
Interest expense	8.3	8.2	18.9	29.7
Interest income	(1.3)	(0.3)	(3.2)	(0.9)
Other expense, net	1.6	1.2	6.6	0.8
Income from continuing operations before income taxes	7.2	48.0	35.8	168.4

Provision (benefit) for income taxes	11.0	(12.4)	32.6	32.2
(Loss) income from continuing operations	(3.8)	60.4	3.2	136.2

Discontinued operations
(Loss) income from operations of discontinued operations before income taxes	(0.7)	4.3	(6.2)	8.1
Gain (loss) on held for sale assets and dispositions	22.6	(148.1)	21.4	(147.1)
Provision for income taxes	1.3	2.7	0.5	2.4
Income (loss) on discontinued operations	20.6	(146.5)	14.7	(141.4)

Net income (loss)	$16.8	$(86.1)	$17.9	$(5.2)

Earnings per share:
Basic (loss) earnings from continuing operations - per share	$(0.09)	$1.22	$0.07	$2.75
Basic earnings (loss) from discontinued operations - per share	0.47	(2.97)	0.32	(2.85)
Basic earnings (loss) per share - Total	$0.38	$(1.75)	$0.39	$(0.10)

Diluted (loss) earnings from continuing operations - per share	$(0.09)	$1.14	$0.07	$2.56
Diluted earnings (loss) from discontinued operations - per share	0.47	(2.77)	0.30	(2.66)
Diluted earnings (loss) per share - Total	$0.38	$(1.63)	$0.37	$(0.10)

Weighted-average shares outstanding:
Basic weighted-average shares	44.5	49.4	46.0	49.5
Diluted weighted-average shares	44.5	52.8	49.0	53.1

TUPPERWARE BRANDS CORPORATION
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	As of
(In millions, except share amounts)	September 24, 2022	December 25, 2021
Assets
Cash and cash equivalents	$102.9	$267.2
Other current assets	380.0	381.0
Total current assets	482.9	648.2

Property, plant and equipment, net	149.6	160.9
Other assets	421.1	446.3
Total assets	$1,053.6	$1,255.4

Liabilities And Shareholders' Equity
Current debt and finance lease obligations	$13.0	$8.9
Other current liabilities	361.8	547.0
Total current liabilities	374.8	555.9

Long-term debt and finance lease obligations	687.8	700.5
Other liabilities	166.4	206.1
Total liabilities	1,229.0	1,462.5

Total shareholders' equity (deficit)	(175.4)	(207.1)

Total liabilities and shareholders' equity	$1,053.6	$1,255.4

TUPPERWARE BRANDS CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	39 weeks ended
(In millions)	September 24, 2022	September 25, 2021
Operating Activities
Net cash (used in) provided by operating activities	$(65.8)	$3.6
Investing Activities
Capital expenditures	(25.9)	(25.1)
Proceeds from disposal of assets	4.1	14.1
Net cash used in in investing activities	(21.8)	(11.0)
Financing Activities
Term loan repayment	(7.1)	(101.2)
Borrowings on revolver facility	209.0	—
Repayment of revolver facility	(188.2)	—
Net increase in short-term debt	2.0	94.4
Debt issuance costs payment	(1.4)	(2.2)
Finance lease repayments	(1.7)	(1.0)
Common stock repurchase	(75.0)	(25.0)
Cash payments of employee withholding tax for stock awards	(1.9)	(2.9)
Proceeds from exercise of stock options	—	0.5
Net cash used in financing activities	(64.3)	(37.4)
Discontinued Operations
Cash (used in) provided by operating activities	(4.8)	2.7
Cash provided by investing activities	6.9	30.5
Cash provided by discontinued operations	2.1	33.2
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(12.4)	(6.4)
Net change in cash, cash equivalents and restricted cash	(162.2)	(18.0)
Cash, cash equivalents and restricted cash at beginning of year	273.8	150.5
Cash, cash equivalents and restricted cash at end of period	$111.6	$132.5

Segment Information

The Company manufactures and distributes a broad portfolio of products, primarily through independent direct sales force members. Certain operating segments have been aggregated based upon consistency of economic substance, geography, products, production process, class of customers and distribution method.

						Change excluding the foreign exchange impact		Percent of total
(In millions)	13 weeks ended		Change		Foreign exchange impact			13 weeks ended
	Sep 24, 2022	Sep 25, 2021	Amount	Percent		Amount	Percent	Sep 24, 2022	Sep 25, 2021
Asia
Net sales	$85.4	$112.9	$(27.5)	(24)%	$(8.1)	$(19.4)	(19)%	28%	30%
Segment profit	$11.1	$25.7	$(14.6)	(57)%	$(0.5)	$(14.1)	(56)%	34%	40%
Segment profit as percent of net sales	13.0%	22.8%	N/A	(9.8)%	N/A	N/A	N/A	N/A	N/A

Europe
Net sales	$60.8	$91.3	$(30.5)	(33)%	$(11.5)	$(19.0)	(24)%	20%	24%
Segment profit	$2.0	$14.7	$(12.7)	(86)%	$(1.8)	$(10.9)	(84)%	6%	23%
Segment profit as percent of net sales	3.3%	16.1%	N/A	(12.8)%	N/A	N/A	N/A	N/A	N/A

North America
Net sales	$86.3	$103.1	$(16.8)	(16)%	$(0.5)	$(16.3)	(16)%	29%	27%
Segment profit	$5.7	$10.5	$(4.8)	(47)%	$(0.1)	$(4.7)	(45)%	17%	16%
Segment profit as percent of net sales	6.6%	10.2%	N/A	(3.6)%	N/A	N/A	N/A	N/A	N/A

South America
Net sales	$70.3	$69.6	$0.7	1%	$(3.8)	$4.5	7%	23%	18%
Segment profit	$14.3	$13.5	$0.8	6%	$(0.1)	$0.9	7%	43%	21%
Segment profit as percent of net sales	20.3%	19.4%	N/A	0.9%	N/A	N/A	N/A	N/A	N/A

Total net sales	$302.8	$376.9	$(74.1)	(20)%	$(23.9)	$(50.2)	(14)%	N/A	N/A
___________________
N/A - not applicable
+ - change greater than ±100%

						Change excluding the foreign exchange impact		Percent of total
(In millions)	39 weeks ended		Change					39 weeks ended
	Sep 24, 2022	Sep 25, 2021	Amount	Percent	Foreign exchange impact	Amount	Percent	Sep 24, 2022	Sep 25, 2021
Asia
Net sales	$273.9	$343.8	$(69.9)	(20)%	$(14.8)	$(55.1)	(17)%	28%	28%
Segment profit	$35.3	$81.9	$(46.6)	(57)%	$(3.5)	$(43.1)	(55)%	29%	34%
Segment profit as percent of net sales	12.9%	23.8%	N/A	(10.9)%	N/A	N/A	N/A	N/A	N/A

Europe
Net sales	$222.6	$326.8	$(104.2)	(32)%	$(34.3)	$(69.9)	(24)%	22%	27%
Segment profit	$14.3	$66.5	$(52.2)	(78)%	$(6.9)	$(45.3)	(76)%	12%	28%
Segment profit as percent of net sales	6.4%	20.3%	N/A	(13.9)%	N/A	N/A	N/A	N/A	N/A

North America
Net sales	$292.4	$343.0	$(50.6)	(15)%	$(1.4)	$(49.1)	(14)%	29%	28%
Segment profit	$32.3	$42.6	$(10.3)	(24)%	$(0.1)	$(10.2)	(24)%	27%	18%
Segment profit as percent of net sales	11.0%	12.4%	N/A	(1.4)%	N/A	N/A	N/A	N/A	N/A

South America
Net sales	$202.4	$193.8	$8.6	4%	$(2.8)	$11.4	6%	20%	16%
Segment profit	$38.9	$46.8	$(7.9)	(17)%	$(0.1)	$(7.8)	(17)%	32%	20%
Segment profit as percent of net sales	19.2%	24.1%	N/A	(4.9)%	N/A	N/A	N/A	N/A	N/A

Total net sales	$991.3	$1,207.4	$(216.1)	(18)%	$(53.4)	$(162.7)	(14)%	N/A	N/A
____________________
N/A - not applicable
+ - change greater than ±100%

Sales Force Statistics

Sales force statistics shown below are collected by the Company and, in some cases, provided by distributors and sales force. Active sales force is defined as the average number of sellers ordering in each cycle over the course of the quarter. Constant currency changes, or changes excluding foreign exchange impact, are measured by comparing current year results with those of the prior year, translated at the current year's foreign exchange rates.

	Net Sales		Active Sales Force
	Third Quarter 2022 versus Third Quarter 2021		13 weeks ended
			September 24, 2022	September 25, 2021
Segments	Change %	Change excluding foreign exchange impact %	Count	Count	Change %
Asia Pacific	(24)%	(19)%	42,245	49,971	(15)%
Europe	(33)%	(24)%	66,773	83,971	(20)%
North America	(16)%	(16)%	55,496	65,223	(15)%
South America	1%	7%	141,091	146,175	(3)%
Total	(20)%	(14)%	305,605	345,340	(12)%

GAAP to Non-GAAP Financial Measures Reconciliation

	13 weeks ended		39 weeks ended
(In millions, except per share amounts)	September 24, 2022	September 25, 2021	September 24, 2022	September 25, 2021
(Loss) income from continuing operations	$(3.8)	$60.4	$3.2	$136.2

Re-engineering charges	4.5	1.8	13.0	9.7
Loss on debt extinguishment	—	—	—	8.1
Loss (gain) on disposal of assets	0.7	(1.7)	2.3	(8.9)
Exit and other costs	2.3	3.5	4.9	6.9
Consulting	1.2	0.1	3.0	1.2
Foreign currency hyperinflation	2.9	—	9.3	0.6
Software licensing	—	0.9	—	0.9
Adjustments before income taxes	11.6	4.6	32.5	18.5
Provision for income taxes	1.0	1.7	3.0	1.9
Net adjustments	$10.6	$2.9	$29.5	$16.6

Adjusted income from continuing operations	$6.8	$63.3	32.7	152.8

Basic weighted-average shares	44.5	49.4	46.0	49.5
Diluted weighted-average shares	47.2	52.8	49.0	53.1

Adjusted basic earnings per share from continuing operations	$0.15	$1.28	$0.71	$3.09
Adjusted diluted earnings per share from continuing operations	$0.14	$1.19	$0.67	$2.87

Net Income to Adjusted EBITDA (non-GAAP, per debt covenant) Reconciliation and Consolidated Net Leverage Ratio (1)

	52 weeks ended	13 weeks ended	13 weeks ended
(In millions)	September 24, 2022	September 24, 2022	September 25, 2021
Income (loss) from continuing operations	$22.6	$(3.8)	$60.4

Add:
Interest expense	24.4	8.3	8.2
Provision (benefit) for income taxes	43.0	11.0	(12.4)
Depreciation and amortization	39.4	9.2	9.6
Adjusted EBITDA - from continuing operations	$129.4	$24.7	65.8

Add:

Non-cash impairment charges or asset write-offs	8.1	—	—
Other adjustments per Credit Agreement	18.0	4.4	6.4
Other non-cash extraordinary, unusual or non-recurring losses	33.7	4.5	6.8

Subtract:
Cash paid for re-engineering charges	(13.3)	(4.1)	(4.7)
Extraordinary, unusual or non-recurring (gains) losses	(21.1)	0.7	(1.7)

Adjusted EBITDA - discontinued operations	$25.0	$22.3	$(143.0)

Subtract:
Gain (loss) on disposal of assets	35.0	22.6	$(148.1)
Total Adjusted EBITDA (non-GAAP, per debt covenant)	$144.8	$29.9	$77.7

Total debt	$704.0
Unrestricted cash and cash equivalents	(100.0)
Consolidated total debt less unrestricted cash and cash equivalents	$604.0

Consolidated Net Leverage Ratio	4.17

(1)Amounts and calculations are based on the definitions and provisions of the Company's Credit Agreement dated November 23, 2021 and, where applicable, are based on the trailing four quarter amounts. “Consolidated Net Leverage Ratio” is calculated as defined in the Credit Agreement.